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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 11, 2000

                                  AVTEAM, INC.
             (Exact name of registrant as specified in its charter)

           Florida                           0-20889             65-0313187
---------------------------------          ------------      -------------------
  (State or other jurisdiction             (Commission        (I.R.S. Employer
of incorporation or organization)          File Number)      Identification No.)

                               3230 Executive Way
                             Miramar, Florida 33025
          ------------------------------------------------------------
          (Address, including zip code, of principal executive office)

                                 (954) 431-2359
               Registrant's telephone number, including area code

                                 NOT APPLICABLE

   (Former name, former address and fiscal year, if changed since last report)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

AVTEAM, Inc., a Florida corporation (the "Registrant") engaged Deloitte & Touche, LLP ("Deloitte & Touche") as its new independent accountants on August 11, 2000. The Registrant has not consulted with Deloitte & Touche during the past two fiscal years and through August 11, 2000 concerning the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements. Neither a written report nor oral advice was provided by Deloitte & Touche to the Registrant that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue. Further, the Registrant did not consult Deloitte & Touche during the past two fiscal years and through August 11, 2000 regarding any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(iv)) or a reportable event (as defined in Regulation S-K Item 304(a)(1)(v)).

On August 11, 2000, the members of the Registrant's Board of Directors and Audit Committee approved the engagement of Deloitte & Touche as the Registrant's independent auditors.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AVTEAM, INC.




Date:  August 11, 2000                 By: /s/ Donald A. Graw
                                           -------------------------------------
                                           Donald A. Graw

                                           President and Chief Executive Officer





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